                                                                    Exhibit 99.1


                                    SPSS INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS



The undersigned appoints Jack Noonan and Edward Hamburg, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of SPSS Inc. held of record by the undersigned on November 6, 2000, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the 1999 SPSS Employee Stock Purchase Plan at the Special Meeting of Stockholders to be held on ___________ ___, 2001 at [10:00] a.m. at 233 South Wacker Drive, Chicago, Illinois 60606 or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ITEM #1 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                         SEE REVERSE
                         SIDE


[PLEASE FOLD AND DETACH HERE]





If you plan to attend the Special Meeting, please bring this admission ticket with you.

/X/ Please mark your
    votes as in this
    example


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 and 4.

1. A proposal to approve and adopt the Agreement and Plan of Merger.

FOR             AGAINST          ABSTAIN
/ /             / /              / /

2. A proposal to approve the issuance of shares of SPSS common stock in connection with the merger.

FOR             AGAINST          ABSTAIN
/ /             / /              / /


3. A proposal to approve the 2000 Equity Incentive Plan.

FOR             AGAINST          ABSTAIN
/ /             / /              / /


4. A proposal to approve the 2000 Qualified and Nonqualified Employee Stock Purchase Plans.

FOR             AGAINST          ABSTAIN
/ /             / /              / /


IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

                                             DATE
(SIGNATURE OF STOCKHOLDER)


(SIGNATURE IF HELD JOINTLY)                  DATE

     - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

                                       / /
                                    SPSS INC.



                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.